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                                                                     Exhibit 5.2

                                    WALKERS
                                Attorneys-at-Law

                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
            Tel: (345) 949-0100                    Fax: (345) 949-7886
                           Email: info@walkers.com.ky
                                  -------------------


 18 July 2002


Petroleo Brasileiro S.A. - Petrobras
Avenida Republica do Chile, 65
20035-900 Rio de Janeiro - RJ, Brazil

Petrobras International Finance Company
c/o DAG Management and Trading Company Ltd.
PO Box 714GT, Anderson Square Building
George Town, Grand Cayman



Dear Sirs:

Registration Statement on Form F-3 under the Securities Act of 1933, as amended, of Petrobras International Finance Company and Petroleo Brasileiro S.A. - Petrobras


We have acted as Cayman Islands special counsel to Petrobras International Finance Company (the "Company"), an exempted company incorporated with limited liability under the laws of the Cayman Islands, in connection with the preparation and filing by Petroleo Brasileiro S.A. - Petrobras ("Petrobras"), a mixed-capital company (sociedade de economia mista) organized under the laws of the Federative Republic of Brazil, and the Company under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form F-3 (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") with respect to (i) debt securities of the Company ("Company Debt Securities") and (ii) common shares, preferred shares, warrants on common or preferred shares, unsecured company debt securities and mandatorily convertible securities of Petrobras and guarantees and standby purchase agreements of Petrobras relating to Company Debt Securities (such shares, warrants, mandatorily convertible securities, guarantees and standby purchase agreements, collectively, the "Petrobras Securities"). The Company Debt Securities and the Petrobras Securities are to be issued from time to time on a delayed and continuous basis pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $8,000,000,000.

In rendering this opinion, we have reviewed

     (a) the Registration Statement;

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      (b)  the form of indenture between the Company, as issuer, and JP Morgan
           Chase Bank, as trustee (the "Indenture"), pursuant to which Company Debt Securities may be issued; and

      (c) the memorandum of association and articles of association of the Company in effect on the date hereof;


      and we have made such inquiries and examined originals (or copies certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments and made such examination of the law as we have deemed necessary or appropriate to enable us to render this opinion. In such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. For the purposes of this opinion the Indenture, any supplemental indenture, any Company Debt Security and any other documents pursuant to which Company Debt Securities are constituted, offered or secured are collectively referred to as "Transaction Documents".

In connection with this opinion, we have relied upon the following assumptions, which we have not independently verified:


1. At the time of any offering of Company Debt Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Company Debt Securities offered thereby; (iii) the Company Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Company Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

2. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Transaction Documents and that, in so far as any obligation expressed to be incurred under the Transaction Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

3. The Transaction Documents are within the capacity and powers of, and have been or will be duly authorized, executed and delivered by, each of the parties thereto (other than the Company) and constitute or will constitute, when executed and delivered, legal, valid and binding obligations of each of such parties thereto enforceable in accordance with their terms as a matter of the laws of all jurisdictions other than the Cayman Islands.

4. The choice of the laws of the jurisdiction selected to govern each of the Transaction Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all jurisdictions other than the Cayman Islands.

5. All authorizations, approvals, consents, licenses and exemptions required by and all filings and other requirements of each of the parties to the Transaction Documents

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     outside the Cayman Islands to ensure the legality, validity and enforceability of the Transaction Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

6. All conditions precedent contained in the Transaction Documents have been or will be satisfied or waived.

7. No disposition of property effected by any of the Transaction Documents is made willfully to defeat an obligation owed to a creditor or at an undervalue.

8. The Company was, or will be, as the case may be, on the dates of execution of the Transaction Documents to which it is a party and the disposition of property by the Company thereunder, able to pay its debts as they became due from its own moneys, and that any disposition or settlement of property effected by any of the Transaction Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Transaction Documents the Company will be able to pay its debts as they become due from its own moneys.

9. The copies of the Articles of Association, provided to us by the registered office of the Company are true, correct and current copies of the originals of the same.

10. None of the parties to the Transaction Documents is a person, political faction or body resident in or constituted under the laws of any country which is currently the subject of United Nations sanctions ("Sanctions") extended to the Cayman Islands by the Order of Her Majesty in Council. At this date Sanctions currently extend to Libya, Iraq, Kuwait, Haiti, The Federal Republic of Yugoslavia, Sierra Leone, Liberia, Somalia, Rwanda, Serbia & Montenegro, Angola, the Uniao Nacional para a Independencia Total de Angola ("UNITA"), Afghanistan, Eritrea or Ethiopia and the Taliban (an Afghan political faction which calls itself the Islamic Emirate of Afghanistan).

11. That the terms of the Transaction Documents (other than the Indenture) will not breach any provision of Cayman Islands law or any public policy of the Cayman Islands.

We are qualified to practice law solely in the Cayman Islands and express no opinion as to any laws or matters governed by any laws other than the laws of the Cayman Islands.


The opinions expressed herein are subject to the following qualifications:

1. enforceability may be limited as the obligations assumed by the Company under the Transaction Documents will not necessarily be enforced in all circumstances in accordance with their terms. In particular:

     (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors;

     (b)  enforcement may be limited by general principles of equity;

     (c) claims may become barred under statutes of limitation or may be or become subject to defenses of set-off or counterclaim;

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(d)  where obligations are to be performed in a jurisdiction outside the Cayman
     Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e) an award of a court of the Cayman Islands may he required to be made in Cayman Islands dollars;

(f) to the extent that any provision of the Transaction Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Transaction Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g) to the extent that the performance of any obligation arising under the Transaction Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands; and

     a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard.


2. If any provision of the Transaction Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

3. The effectiveness of terms of the Transaction Documents excusing any party from a liability or duty otherwise owed or imdemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

4. We express no opinion on the effectiveness of any term of the Transaction Documents purporting to restrict the ability of all the parties thereto to amend the terms of such Transaction Document.

 Based upon and subject to the foregoing, we are of the opinion that:


1. The Company has been duly organized and is a validly existing exempted company with limited liability under the laws of the Cayman Islands.

2. With respect to Company Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the board of directors of the Company (the "Company Board") has taken all necessary corporate action to approve the issuance and terms of such Company Debt Securities, the terms of the offering thereof and related matters; and (iii) such Company Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, such Company Debt Securities will be duly authorized and validly issued.


We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Legal Matters" as counsel for the Company who have passed on the validity of the Company Debt Securities being registered by the Registration Statement, and to the use of

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this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is furnished solely for your benefit in connection with the aforementioned Registration Statement.


                                                        Yours faithfully,
                                                        /s/ Walkers
                                                        WALKERS